UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CENTESSA PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Centessa Pharmaceuticals Employee FAQs

March 31, 2026

1.	What was announced today?

This morning, we announced a significant milestone in Centessa’s journey. Centessa has entered into a definitive agreement to be acquired by Eli Lilly, a global leader in innovative medicines, for a total potential equity value of up to approximately $7.8 billion. The transaction was approved by our Board of Directors. Upon the closing of the transaction, each shareholder (and, as a result, each holder of a Centessa American Depositary Share (ADS)) will receive $38.00 per share in cash, plus one contingent value right representing the right to receive potential milestone payments in an aggregate amount of up to $9.00. The cash consideration payable at closing represents a premium of approximately 40.5% to the 30-day volume-weighted average trading price of Centessa’s ADS ended on March 30, 2026. A copy of the press release is on our external website.

2.	What is a contingent value right (CVR) and how does it work?

Contingent value rights are rights granted by an acquirer to a company’s shareholders to provide them with additional value if future milestones are achieved. CVRs are often used in transactions to recognize the potential value of development stage assets where there remains uncertainty of clinical or regulatory success. In this case, each CVR represents the right to potentially receive up to three contingent payments in an aggregate amount of up to $9.00 per share or ADS if certain regulatory milestones with respect to our orexin 2 receptor agonist product candidates are achieved.

3.	What is the timing?

We expect the transaction to be completed in the third quarter of 2026. The transaction is subject to approval by Centessa shareholders, sanction by the High Court of Justice of England and Wales and satisfaction of other customary closing conditions, including receipt of regulatory approvals. Until closing, Centessa and Lilly operate as two separate companies.

4.	What happens between now and close?

Centessa and Lilly will continue to operate as two separate companies until the transaction closes. To fulfill our commitments to the patients and partners who rely on us and to further strengthen the foundation for the work we will do with Lilly in the future, all of us at Centessa must continue to focus on our current priorities and day-to-day responsibilities.

5.	Why is Centessa being acquired now?

We believe this transaction creates significant value for our shareholders, as well as meaningful opportunities for our employees and patients. Lilly recognizes the strength and potential of what we have built: our science, programs and our people. Their extensive complementary capabilities, infrastructure and global reach provide a powerful platform to support our vision and the advancement of our orexin portfolio for the potential benefit of patients who need new therapeutic options across many neuroscience indications. Most importantly, like Centessa, Lilly is deeply patient-focused with a strong legacy of innovation in areas of high unmet need.

6.	What will happen to my role?

This transaction is strong recognition of the significant accomplishments our team has delivered, and Lilly has expressed how impressed they are with our team. From now until close, we will operate our business as usual with our current governance, team and individual scopes of responsibility and reporting structures. Over the next few months, teams staffed by leaders from both companies will work together to begin integration plans. This process will take time to develop a thoughtful plan about how to integrate, where to align, and how to best set us up for long-term success. As we develop plans for integrating our companies upon closing, we will endeavor to provide open and transparent communication with periodic updates. As a reminder, until closing, Centessa and Lilly will continue to operate as two separate companies.

7.	Will we continue to hire open positions?

We will continue to fill a defined set of open positions that are part of our 2026 Workforce plan. We encourage you to talk with your Executive Team leader/member about specific roles or new openings if you have questions or are unsure how to proceed. Existing offers to candidates who have accepted but not yet started are not impacted, and we will be doing outreach to new hires to confirm for them that we are excited about them joining Centessa.

8.	Do any of our goals change?

No, there is no change to our goals. We will continue to stay focused on our commitments and our timelines. Our mission of bringing innovative medicines to patients remains the same.

9.	Where can employees go for questions?

Firstly, our intention is to keep communication open and transparent and to do that we will do periodic townhalls/updates. We will maintain an FAQ that employees can access on our intranet. We will also have a dedicated mailbox for additional employee questions. And our expectation of all our leaders is to keep their teams informed as we progress with the transaction and provide clarity when needed.

Compensation & Equity

10.	Will my base salary or bonus structure change?

Lilly is a publicly traded company with a competitive compensation structure, including equity. Lilly will educate us on their approach to their compensation philosophy as we go through the integration process.

11.	What happens to existing equity awards (stock options, RSUs) after the acquisition?

For employees who have received equity grants on or prior to March 2, 2026, all vesting of outstanding grants will be accelerated upon closing contingent on your continued employment through that date. This applies to both stock options and restricted stock units (RSUs). Upon the closing of the transaction:

•

each outstanding Centessa stock option will be automatically converted into the right to receive an amount in cash equal to $38.00 per share underlying such stock option less the exercise price of such option, plus one CVR with respect to each such share; and

•

each outstanding Centessa RSU will be automatically converted into the right to receive an amount in cash equal to $38.00 per share underlying such RSU award, plus one CVR with respect to each such share.

Payments will be made without interest and net of any applicable tax withholdings.

12.	Will there be retention bonuses or new equity grants to stay through the transition?

The decision to accelerate equity upon closing, which requires employees to stay until closing, represents a strong commitment to retain talent. Post closing, we will work with Lilly to assess any retention based on business needs.

13.	How will performance reviews be handled during the transition period? Should we still plan to enter our 2026 Goals into Bob?

Yes, goals should be entered into the Bob platform as planned. We will continue operating largely as usual, with the same corporate goals, and performance processes in place.

14.	What happens if I’m terminated after close? Am I entitled to severance?

If the termination occurs within the 12-month period following closing of the transaction, employees will be eligible for severance benefits in accordance with applicable company plans or policies, where those apply. Details will be communicated at a later date.

Benefits & Retirement

15.	Are our benefits changing?

There will be no changes in your benefits prior to the closing.

16.	What happens to our current 401(k) and pension plans? Will they be merged, frozen, or terminated?

There will be no immediate changes. We will provide details prior to any decisions on planned transitions.

17.	Will there be any disruptions to employer match or vesting schedules?

There will be no immediate changes; however, any future changes will be communicated in advance. As noted above, for employees who have received equity grants on or prior to March 2, 2026, all vesting of outstanding grants will be accelerated upon closing contingent on your continued employment through that date.

18.	Will PTO stay the same? Can I take my vacation?

There are envisioned to be no changes to our PTO policy in the near term. You should keep your current plans, as long as they have been approved by your manager.

19.	Will our HR systems change (ADP, Bob, Greenhouse, E*Trade, etc.)?

There will be no immediate changes. All of our current internal systems will continue to be used.

Culture & Work Environment

20.	Can we continue to work remotely?

At this time we will continue with our current business model and leverage the tools we use today (zoom mtgs, teams, team face to face and company meetings).

21.	How will leadership ensure a smooth cultural integration? Are leaders staying?

Our leaders are committed to Centessa and our goals and believe this is a great opportunity to get our medicines to patients. We have a lot to accomplish so no decisions on leader changes will occur prior to close.

Communications

22.	What should I say to external vendors, consultants, business partners, etc.?

We issued a press release announcing this transaction publicly and are in the process of communicating with our external partners.

Should you receive inquiries from external partners, please emphasize that it will remain business as usual. Please do not speculate or, under any circumstances, disclose non-public information concerning the transaction.

If you have any questions or are unsure what you can say, please reach out to your Executive Team leader/member or HR.

23.	What if I am approached by investors or media?

Please direct any investor or media inquiries to Kristen Sheppard, SVP of Investor Relations should you receive them.

***

UK Takeover Code Does Not Apply

Centessa Pharmaceuticals plc is not a company subject to regulation under the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of the Company or Parent.

Additional Information and Where to Find It

In connection with the proposed Acquisition, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary and definitive proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be mailed to the Company’s shareholders. The Company may also file other documents with the SEC regarding the Acquisition. This Current Report is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF THE COMPANY, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K.

COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any vote in respect of the resolutions to be proposed at the Company’s shareholder meeting to approve the acquisition, the scheme or related matters, or other responses in relation to the acquisition, should be made only on the basis of the information contained in the definitive proxy statement (including the scheme document). Shareholders may obtain a free copy of the Proxy Statement and other relevant documents containing important information about Parent, the Company and the Acquisition (if and when they become available) once such documents are filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.centessa.com or by contacting the Company’s Investors Relations Department at investors@centessa.com.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Acquisition. the Company’s shareholders may obtain information regarding the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 24, 2025 and the Company’s definitive proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on May 6, 2025, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Information regarding Parent’s directors and executive officers is contained in Parent’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 12, 2026 and Parent’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2026, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. You may obtain free copies of these documents (if and when they become available) using the sources indicated above.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Acquisition. Such forward-looking statements include, but are not limited to, statements regarding: the Acquisition; the parties’ ability to satisfy the conditions to the consummation of the Acquisition, including in connection with obtaining shareholder, High Court and regulatory approvals, and the expected timetable for the Acquisition; and the anticipated occurrence, manner and timing of the closing of the Acquisition. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements.

These risks and uncertainties include, but are not limited to: the possibility that the Company’s shareholders may not approve the implementation of the Acquisition; the Scheme of Arrangement implementing the Acquisition is not sanctioned by the High Court of Justice of England and Wales; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Acquisition; a condition to closing of the Acquisition may not be satisfied (or waived); the ability of each party to consummate the Acquisition; the closing of the Acquisition might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Acquisition; the effect of the Acquisition and the public announcement of the Acquisition on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the outcome of any legal proceedings that could be instituted against the parties to the Acquisition; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Acquisition; changes in the Company’s business during the period between announcement and closing of the Acquisition; the effects of the Acquisition (or the announcement thereof) on the Company’s share price; the risks related to non-achievement of any milestone and that holders of the CVRs will not receive any payments in respect of the CVRs; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Acquisition will be consummated in the anticipated timeframe or at all, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Acquisition will not occur or that any product candidates will be approved on anticipated timelines or at all. All forward-looking statements in this Current Report are based on information available to the Company as of the date of this Current Report. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.